Exhibit 24.1
R.H. DONNELLEY CORPORATION
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
      KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of R.H. Donnelley Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Steven M. Blondy and Robert J. Bush as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of resales by certain affiliates of the Registrant of up to 18,848,719 shares of common stock, par value $1.00 per share, of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
      This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 9th day of November 2006.

/s/ David C. Swanson	/s/ Steven M. Blondy

David C. Swanson	Steven M. Blondy
Chairman, Chief Executive Officer and Director	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Jeffrey A. Smith	/s/ James A. Attwood, Jr.

Jeffrey A. Smith	James A. Attwood, Jr.
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ Michael P. Connors	/s/ Nancy E. Cooper

Michael P. Connors	Nancy E. Cooper
Director	Director

/s/ Anthony J. de Nicola	/s/ Glenn Hubbard

Anthony J. de Nicola	R. Glenn Hubbard
Director	Director

/s/ Robert Kamerschen	/s/ Russell T. Lewis

Robert Kamerschen	Russell T. Lewis
Director	Director

/s/ Alan F. Schultz	/s/ David M. Veit

Alan F. Schultz	David M. Veit
Director	Director

/s/ Barry Lawson Williams	/s/ Edwina Woodbury

Barry Lawson Williams	Edwina Woodbury
Director	Director